Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration Statement on Form S-8 (No. 33- 93978) of CENIT Bancorp, Inc. of our report dated January 29, 1999, appearing on page 54 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


March 30, 1999